                                                                     EXHIBIT 1.3
                                 ADVANTA CORP.

                          Medium-Term Notes, Series B

                                TERMS AGREEMENT



                                                                  April 22, 1996


Advanta Corp.
Five Horsham Business Center
300 Welsh Road
Horsham, Pennsylvania  19044

Dear Sirs:

         Subject to the terms and conditions set forth herein, Salomon Brothers Inc, CS First Boston Corporation, Donaldson, Lufkin & Jenrette Securities Corporation and Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated (collectively referred to herein as the "Underwriters" or the "Agents") offer to purchase, severally and not jointly, and Advanta Corp. (the "Company") agrees to sell, $200,000,000 of 7% Notes Due May 1, 2001 (the "Notes"), a series of the Company's Series B Medium-Term Notes, set forth opposite their respective names below at the purchase price listed below.

                                                                        Principal Amount
         Underwriter                                                         of Notes
         -----------                                                    -----------------
Salomon Brothers Inc...........................................              $50,000,000

CS First Boston Corporation....................................              $50,000,000

Donaldson, Lufkin, & Jenrette
         Securities Corporation................................              $50,000,000

Merrill Lynch, Pierce, Fenner & Smith
         Incorporated..........................................              $50,000,000
                                                                             -----------

                 Total.........................................              $200,000,000
                                                                             ============

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The Notes shall have the following terms:

         Aggregate Principal Amount:                   $200,000,000

         Interest Rate:                                7% per annum

         Maturity Date:                                May 1, 2001

         Purchase Price:                               99.50%

         Underwriting Discount:                        .50%

         Initial Offering Price
            to Public:                                 100.00%

         Interest Payable:                             Semi-annually on May 1 and
                                                       November 1 of each year,
                                                       commencing November 1, 1996

         Record Dates:                                 April 15 and October 15

         Optional Redemption Terms:                    None

         Optional Repayment Terms:                     None

         Settlement Date (Original                     April 25, 1996,
         Issue Date) and Time:                         10:00 a.m.

         Delivery of Notes:                            The Notes shall be delivered
                                                       through the facilities of The
                                                       Depository Trust Company
                                                       to Salomon Brothers Inc's DTC
                                                       participant account against
                                                       payment to the Company of
                                                       the purchase price of the
                                                       Notes in immediately
                                                       available funds.

         All of the provisions contained in the Distribution Agreement, dated December 3, 1993 (the "Distribution Agreement"), among the Company, Salomon Brothers Inc, CS First Boston Corporation, and Merrill Lynch & Co, Merrill Lynch, Pierce, Fenner & Smith Incorporated, are hereby incorporated by reference in their entirety herein and shall be deemed to be a part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein.
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         In accordance with Section 1(a) of the Distribution Agreement, this will also confirm that the Company has appointed Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ") as temporary Agent, on the basis set forth below, for the sole purpose of acting as Agent under the Distribution Agreement from the date hereof with respect to and only until the closing relating to the Notes.

         DLJ will serve as an Agent and be a party to the Distribution Agreement and shall be entitled to the benefits of all of the provisions of the Distribution Agreement as if originally named as Agent under the Distribution Agreement only until the closing relating to the Notes.

         In consideration of the Company's appointment of DLJ as a temporary Agent under the Distribution Agreement in connection with the offering, issuance and sale of the Notes, DLJ hereby agrees to perform all of the duties and obligations assumed by an Agent under the Distribution Agreement and agrees to be bound by and comply with, all of the provisions of the Distribution Agreement as fully as though it were a signatory to the Distribution Agreement.

         If one or more of the Underwriters shall fail at the Settlement Date to purchase the principal amount of the Notes which it or they are obligated to purchase under this Terms Agreement (the "Defaulted Securities"), the non-defaulting Underwriters shall have the right, within 24 hours thereafter, to make arrangements for one or more of such non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms set forth herein and in the Distribution Agreement; if, however, such non-defaulting Underwriters shall not have completed such arrangements within such 24-hour period, then:

                 (a) if the principal amount of Defaulted Securities does not exceed 10% of the aggregate principal amount of the Notes, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder for the Notes bear to the underwriting obligations of all non-defaulting Underwriters for the Notes, or

                 (b) if the principal amount of Defaulted Securities exceeds 10% of the aggregate principal amount of the Notes, this Terms Agreement shall terminate without liability on the part of any non-defaulting Underwriter.

         No action taken pursuant to this Terms Agreement shall relieve any defaulting Underwriter from liability in respect of its default.

         In the event of any such default which does not result in a termination of this Terms Agreement, either the non-defaulting Underwriters for the Notes or the Company shall have the right to postpone the Settlement Date for the Notes for a period not exceeding seven days in order to effect any required changes in the Prospectus or in any other documents or arrangements.

         The Company hereby authorizes the Underwriters to utilize a selling or dealer group in connection with the resale of the Notes. The Company agrees that in connection with the purchase of the Notes by the Agents as principal, between the date of this Terms Agreement and the Settlement Date with respect to such purchase, it will not, without prior written consent of the Agents, offer or sell, or enter into any agreement to sell, any debt securities of the Company (other than the Notes that are to be sold pursuant to this Terms Agreement, commercial paper in the ordinary course of business and senior or subordinated debt securities sold by the Company or its selling agents pursuant to the Company's existing retain note program).

         The following documents will be required by the Underwriters:

                 (a) Officer's Certificates pursuant to Section 7(b) of the Distribution Agreement.

                 (b) Legal Opinion pursuant to Section 7(c) of the Distribution Agreement.

                 (c) Comfort Letter pursuant to Section 7(d) of the Distribution Agreement.
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         Please accept this offer by signing a copy of this Terms Agreement in the space set forth below and returning the signed copy to us.

                                       SALOMON BROTHERS INC

                                       By: /s/ PAMELA KENDALL
                                          ---------------------------------
                                          Name: Pamela Kendall
                                          Title: Vice President

                                       CS FIRST BOSTON CORPORATION


                                       By: /s/ JOSEPH D. FASHANO
                                          ---------------------------------
                                          Name: Joseph D. Fashano
                                          Title: Director

                                       DONALDSON, LUFKIN & JENRETTE
                                                SECURITIES CORPORATION


                                       By: /s/ KATHERINE MORRIS
                                          ---------------------------------
                                          Name: Katherine Morris
                                          Title: Senior Vice President

                                       MERRILL LYNCH, PIERCE, FENNER &
                                                SMITH INCORPORATED


                                       By: /s/ LEE SHAVEL
                                          ---------------------------------
                                          Name: Lee Shavel
                                          Title: Vice President

CONFIRMED AND ACCEPTED,
as of the date first written above:

ADVANTA CORP.


By: /s/ DAVID D. WESSELINK
   ---------------------------------
   Name: David D. Wesselink
   Title: Senior Vice President and
          Chief Financial Officer